As filed with the Securities and Exchange Commission on November 6, 2006.
Subject to Amendment.
Registration No. 333-134219

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Southern Power Company (Exact name of registrant as specified in its charter)	Delaware (State or other jurisdiction of incorporation or organization)	58-2598670 (I.R.S. Employer Identification No.)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

PATRICIA L. ROBERTS
Secretary
Southern Power Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service of the registrant)

The Commission is requested to mail signed copies of all orders, notices and communications to:

THOMAS A. FANNING Executive Vice President, Chief Financial Officer and Treasurer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308	MELISSA K. CAEN, ESQ. Vice President and Associate General Counsel SOUTHERN COMPANY SERVICES, INC. 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308	MONICA W. SARGENT, ESQ. BALCH & BINGHAM LLP 1901 Sixth Avenue North Suite 2600 Birmingham, Alabama 35203

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
    If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Each Class of Securities	to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Unit(1)(2)(3)	Price(1)(2)(3)	Fee(1)

Southern Power Company Preferred Stock

Southern Power Company Preference Stock

Southern Power Company Senior Notes

Total	$500,000,000	100%	$500,000,000	$53,500(4)

(1)	There are being registered hereunder such presently indeterminate number of shares of Preferred Stock and Preference Stock and such presently indeterminate principal amount of Senior Notes with an aggregate initial offering price not to exceed $500,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2)	Estimated solely for the purpose of determining the registration fee.
(3)	Exclusive of accrued interest and dividends, if any.

(4)	Previously paid.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2006
PROSPECTUS
$500,000,000
Southern Power Company
Preferred Stock
Preference Stock
Senior Notes
We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.
See “Risk Factors” on page 2 for information on certain risks related to the purchase of these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This Prospectus is dated                 , 2006

ABOUT THIS PROSPECTUS
      This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “1933 Act”). Under the shelf process, Southern Power Company (the “Company”) may sell, in one or more transactions,
      • preferred stock (the “Preferred Stock”)
      • preference stock (the “Preference Stock”)
      • senior notes (the “Senior Notes”)
in one or more offerings not to exceed a total dollar amount of $500,000,000. This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering (each a “Prospectus Supplement”). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with additional information under the heading “Available Information.”
RISK FACTORS
      Investing in the Company’s securities involves risk. Please see the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, along with the disclosure related to risk factors contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, which are incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus. The risks and uncertainties described are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company deems immaterial may also impair its business operations, its financial results and the value of its securities.
AVAILABLE INFORMATION
      The Company has filed with the Commission a registration statement on Form S-3 (the “Registration Statement,” which term encompasses additional information and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement, to which reference is made.
      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance with the 1934 Act files reports and other information with the Commission. Such reports and other information can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

(c)	the Company’s Current Reports on Form 8-K dated May 6, 2006, May 31, 2006, July 7, 2006 and August 31, 2006.

      All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement and subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and made a part of this Prospectus from the date of filing of such documents; provided, however, the Company is not incorporating any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
      The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated in this Prospectus by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference). Such requests should be directed to Southern Power Company, Chief Financial Officer, 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, telephone: (404) 506-5000.
SOUTHERN POWER COMPANY
      The Company is a corporation organized under the laws of the State of Delaware on January 8, 2001. The principal executive offices of the Company are located at 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, and the telephone number is (404) 506-5000.
      The Company is a wholly-owned subsidiary of The Southern Company (“Southern”) and an operating public utility. The Company constructs, owns and manages generating facilities and sells the output at market-based rates in the wholesale market. The electricity is primarily sold under long-term, fixed price capacity contracts both with unaffiliated wholesale purchasers as well as with Southern’s retail operating companies. The Company’s business activities are not subject to the traditional state regulation of utilities but are subject to regulation by the Federal Energy Regulatory Commission.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth the Ratio of Earnings to Fixed Charges for the periods indicated.

						Nine
						Months
	Year Ended December 31,					Ended
						September 30,
	2001	2002	2003	2004	2005	2006(1)

Ratio of Earnings to Fixed Charges(2)	3.36	2.07	3.97	3.00	3.35	3.53

(1)	Due to seasonal variations in the demand for energy, operating results for the nine months ended September 30, 2006 do not necessarily indicate operating results for the entire year.

(2)	This ratio is computed as follows: (i) “Earnings” have been calculated by adding to “Earnings Before Income Taxes” “Interest expense, net of amounts capitalized” and (ii) “Fixed Charges” consist of “Interest expense, net of amounts capitalized” plus interest expense capitalized.
      The Company currently has no preference equity securities outstanding and accordingly has no obligation to pay preference dividends. If the Company issues Preferred Stock or Preference Stock, the appropriate Ratio of Earnings to Fixed Charges Plus Preferred Dividend Requirements will be included in each applicable Prospectus Supplement.

USE OF PROCEEDS
      Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from the sale of its Preferred Stock, Preference Stock or Senior Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.
DESCRIPTION OF THE PREFERRED STOCK
      Preferred Stock is a proposed class of capital stock of the Company that will rank senior to the Preference Stock and the Company’s common stock. An amendment to the Company’s Certificate of Incorporation establishing the Preferred Stock is required to be submitted for adoption by the stockholders of the Company, and, if adopted, the Company will be authorized to issue Preferred Stock. The Board of Directors will determine the specific terms, rights, preferences, limitations and restrictions of each series of Preferred Stock and such provisions will be included in a subsequent amendment to the Company’s Certificate of Incorporation for each series. The Prospectus Supplement for a series of Preferred Stock will describe the terms, rights, preferences, limitations and restrictions of the Preferred Stock offered by that Prospectus Supplement. A copy of such amendments to the Company’s Certificate of Incorporation will be filed as exhibits to the Registration Statement of which this Prospectus forms a part.
      The terms, rights, preferences, limitations and restrictions of the Preferred Stock to be determined and set forth in the applicable Prospectus Supplement include the following: (i) the total number of shares of Preferred Stock authorized to be issued; (ii) the designation of the series; (iii) the total number of shares of a series being offered; (iv) the general and special voting rights of such shares, if any; (v) the price or prices at which shares will be offered and sold; (vi) the dividend rate, period and payment date or method of calculation applicable to the Preferred Stock; (vii) the date from which dividends on the Preferred Stock accumulate, if applicable; (viii) the mandatory or optional sinking fund, purchase fund or similar provisions, if any; (ix) the dates, prices and other terms of any optional or mandatory redemption; (x) the procedures for auction and remarketing, if any, of the shares; (xi) any listing of the shares on a securities exchange; and (xii) any other specific terms, preferences, rights, limitations or restrictions.
DESCRIPTION OF THE PREFERENCE STOCK
      Preference Stock is a proposed class of capital stock of the Company that will rank junior to the Preferred Stock and senior to the Company’s common stock. An amendment to the Company’s Certificate of Incorporation establishing the Preference Stock is required to be submitted for adoption by the stockholders of the Company, and, if adopted, the Company will be authorized to issue Preference Stock. The Board of Directors will determine the specific terms, rights, preferences, limitations and restrictions of each series of Preference Stock and such provisions will be included in a subsequent amendment to the Company’s Certificate of Incorporation for each series. The Prospectus Supplement for a series of Preference Stock will describe the terms, rights, preferences, limitations and restrictions of the Preference Stock offered by that Prospectus Supplement. A copy of such amendments to the Company’s Certificate of Incorporation will be filed as exhibits to the Registration Statement of which this Prospectus forms a part.
      The terms, rights, preferences, limitations and restrictions of the Preference Stock to be determined and set forth in the applicable Prospectus Supplement include the following: (i) the total number of shares of Preference Stock authorized to be issued, (ii) the designation of the series; (iii) the total number of shares of a series being offered; (iv) the general or special voting rights of such shares, if any; (v) the price or prices at which shares will be offered and sold; (vi) the dividend rate, period and payment date or method of calculation applicable to the Preference Stock; (vii) the date from which dividends on the Preference Stock accumulate, if applicable; (viii) the mandatory or optional sinking fund, purchase fund or similar provisions, if any; (ix) the dates, prices and other terms of any optional or mandatory redemption; (x) the procedures for auction and remarketing, if any, of the shares; (xi) any listing of the shares on a securities exchange; and (xii) any other specific terms, preferences, rights, limitations or restrictions.

DESCRIPTION OF THE SENIOR NOTES
      Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of June 1, 2002, between the Company and The Bank of New York, as trustee (the “Senior Note Indenture Trustee”), as to be supplemented by a supplemental indenture establishing the Senior Notes of each series (the Senior Note Indenture, as supplemented, is referred to as the “Senior Note Indenture”), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939, as amended. Certain capitalized terms used in this Prospectus are defined in the Senior Note Indenture.
General
      The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.
      Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount of such Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.
      The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.
Events of Default
      The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the Senior Notes of such series:

(a) failure for 30 days to pay interest on the Senior Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

(b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

(c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

(d) failure to observe or perform any other covenant or agreement of the Company in the Senior Note Indenture (other than a covenant or agreement which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 30 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

(e) certain events of bankruptcy, insolvency or reorganization of the Company or a Subsidiary; or

(f) any other default provided with respect to the Senior Notes of such series in the supplemental indenture authorizing the Senior Notes of such series.
      The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series, subject to certain limitations specified in the Senior Note Indenture, provided that the holders shall have offered to the Senior Note Indenture Trustee reasonable indemnity against expenses and liabilities.
      If an Event of Default (other than an Event of Default based on an event of the Company’s bankruptcy, insolvency or reorganization) shall occur and be continuing, either the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes of such series may, by written notice to the Company (and to the Senior Note Indenture Trustee if given by holders), declare the principal of and accrued interest on the Senior Notes to be immediately due and payable, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the holders of a majority in aggregate principal amount of Senior Notes of such series. If an Event of Default due to the Company’s bankruptcy, insolvency or reorganization occurs, all unpaid principal, premium, if any, and interest in respect of the Senior Notes issued under the Senior Note Indenture will automatically become due and payable without any declaration or other act on the part of the Senior Note Indenture Trustee or any holder. The occurrence of an event described in (e) above with respect to a Subsidiary shall not constitute an Event of Default if (x) the creditors of such Subsidiary have no recourse to the Company or (y) such Subsidiary is not a “significant subsidiary” as defined in Regulation S-X under the 1933 Act.
      The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.
Registration and Transfer
      The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.
Payment and Paying Agent
      Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
      Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
      All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes from that time forward will look only to the Company for payment of such principal and interest.
Modification
      The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series that is affected, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount of any Senior Note or the rate of interest on any Senior Note or any premium payable upon the redemption of any Senior Note, or change the method of calculating the rate of interest on any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note that is affected.
      In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Senior Notes.
Consolidation, Merger and Sale
      The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Company has delivered to the Senior Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Senior Note Indenture Trustee
      The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
      The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York and certain of its affiliates also serve as trustee under other indentures pursuant to which securities of certain affiliates of the Company are outstanding.
Governing Law
      The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
      The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties to the Senior Note Indenture and their respective successors and assigns.
PLAN OF DISTRIBUTION
      The Company may sell the Preferred Stock, Preference Stock and Senior Notes in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Preferred Stock, Preference Stock or Senior Notes will set forth the terms of the offering of such Preferred Stock, Preference Stock or Senior Notes, including the name or names of any underwriters or agents, the purchase price of such Preferred Stock, Preference Stock or Senior Notes and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Preferred Stock, Preference Stock or Senior Notes may be listed.
      If underwriters participate in the sale, such Preferred Stock, Preference Stock or Senior Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
      Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Preferred Stock, Preference Stock or Senior Notes will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Preferred Stock, Preference Stock or Senior Notes, if any are purchased.
      Underwriters and agents may be entitled under agreements entered into with the Company to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.
      Each series of Preferred Stock, Preference Stock or Senior Notes will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Stock, Preference Stock or Senior Notes are sold for public offering and sale may make a market in such Preferred Stock, Preference Stock or Senior Notes, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Stock, Preference Stock or Senior Notes may or may not be listed on a national securities exchange.
LEGAL MATTERS
      The validity of the Preferred Stock, Preference Stock and Senior Notes and certain matters relating to such securities will be passed upon on behalf of the Company by Balch & Bingham LLP, Birmingham, Alabama, and Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. From time to time Dewey Ballantine LLP acts as counsel to affiliates of the Company for some matters.
EXPERTS
      The financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
      The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

Securities and Exchange Commission registration fee	$53,500
Fees and expenses of trustees and/or Transfer Agent and Registrar	10,000
Listing fees of New York Stock Exchange	65,300
Printing and engraving expenses	55,000
Rating Agency fees	170,000
Services of Southern Company Services, Inc.	40,000
Fees and expenses of counsel	200,000
Blue sky fees and expenses	10,000
Fees of accountants	90,000
Miscellaneous expenses	56,200

Total	$750,000

* Each Prospectus Supplement will reflect actual expenses of the Company based upon the amount of the related offering.
Item 15.  Indemnification of Directors and Officers.
      Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The same section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Court of Chancery or such other court shall deem proper. Also, the section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

      The Bylaws of Southern Power Company provide in substance that no present or future director or officer of the corporation, or his heirs, executors or administrators, shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Federal Power Act, as amended, or any federal or state or municipal ordinance regulating the corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies or subsidiaries of public utility holding companies. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed by him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include judgments, court costs and attorneys’ fees.
      The Bylaws of Southern Power Company further provide as follows:

“Each person who is or was a director of the corporation or officer or employee of the corporation holding one or more positions of management through and inclusive of managers (but not positions below the levels of such managers) (such positions being hereinafter referred to as “Management Positions”) and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation or officer or employee of the corporation holding one or more Management Positions, or is or was serving at the request of the corporation as a director (or the equivalent), alternate director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys’ fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this section shall inure to the benefit of the heirs, executors and administrators of such person.

Expenses (including attorneys’ fees) incurred by a director of the corporation or officer or employee of the corporation holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation under the bylaws or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the corporation.”

Southern Power Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 16.  Exhibits.

Exhibit
Number

1.1	—	Form of Underwriting Agreement relating to the Preferred Stock.*
1.2	—	Form of Underwriting Agreement relating to the Preference Stock.*
1.3	—	Form of Underwriting Agreement relating to Senior Notes.*
3.1	—	Certificate of Incorporation of Southern Power Company dated January 8, 2001 (Designated in Registration No. 333-98553, as Exhibit 3.1).
3.2	—	Bylaws of Southern Power Company effective January 8, 2001 (Designated in Registration No. 333-98553, as Exhibit 3.2).
4.1	—	Form of Certificate of Amendment establishing the Preferred Stock.*
4.2	—	Form of Certificate of Designation, Rights and Preferences establishing a series of the Preferred Stock.*
4.3	—	Form of Certificate of Amendment establishing the Preference Stock.*
4.4	—	Form of Certificate of Designation, Rights and Preferences establishing a series of the Preference Stock.*
4.5	—	Indenture dated as of June 1, 2002, between Southern Power Company and The Bank of New York, as Trustee, and indentures supplemental thereto through July 8, 2003 (Designated in Registration No. 333-98533, as Exhibits 4.1 and 4.2 and in Form 10-Q for the quarter ended June 30, 2003, File No. 333-98533, as Exhibit 4(g)).
4.6	—	Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Senior Notes.*
4.7	—	Form of Senior Note (included in Exhibit 4.6 above).
5.1	—	Opinion of Balch & Bingham LLP.**
12.1	—	Computation of ratio of earnings to fixed charges.
23.1	—	Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).
23.2	—	Consent of Deloitte & Touche LLP.**
24.1	—	Powers of Attorney and Resolution.**
25.1	—	Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Senior Note Indenture Trustee.**
      Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

*     To be subsequently filed or incorporated by reference.
** Previously filed.

Item 17.	Undertakings.
      (a) Undertaking related to Rule 415 offering:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining the liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Undertaking related to acceleration of effectiveness:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Southern Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 6th day of November, 2006.

SOUTHERN POWER COMPANY

By:	Ronnie L. Bates

President and Chief Executive Officer

By:	/s/Wayne Boston,

Attorney-in-fact
      Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following directors and officers of Southern Power Company in the capacities and on the date indicated.

Signature		Title	Date

Ronnie L. Bates		President and Chief Executive Officer (Principal Executive Officer)

Michael W. Southern		Senior Vice President and Chief Financial Officer (Principal Financial Officer)

David B. Debardelaben		Comptroller (Chief Accounting Officer)

William P. Bowers	)
Thomas A. Fanning	)
G. Edison Holland, Jr.	)	Directors
David M. Ratcliffe	)

By /s/Wayne Boston (Wayne Boston, Attorney-in-fact)
November 6, 2006